UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 Or 15(d) of the

 Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 21, 2014

SALEM COMMUNICATIONS CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.07  SUMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

SIGNATURE

ITEM 5.07

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Salem Communications Corporation (the “Company”) held its 2014 Annual Meeting of Stockholders on May 21, 2014.  The final results of the voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Election of Directors

Each of the seven (7) nominees for director were elected to serve a one (1) year term expiring at the Company’s 2015 Annual Meeting of Stockholders or until his successor is elected and qualified.

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
Mr. Edward G. Atsinger III	21,472,458	223,785	2,974	0
Mr. Stuart W. Epperson	21,360,100	336,243	2,874	0
Mr. David Davenport	15,901,647	240,699	3,175	0
Mr. Roland S. Hinz	20,783,747	912,171	3,299	0
Mr. James Keet Lewis	21,508,725	186,094	4,398	0
Mr. Richard A. Riddle	15,249,323	892,301	3,897	0
Mr. Jonathan Venverloh	21,453,109	242,130	3,978	0

Mr. David Davenport and Mr. Richard A. Riddle were nominated by the Board of Directors as ‘independent directors’ for whom the holders of Class A common stock are entitled to vote as a class, exclusive of the holders of Class B common stock.

Each of the other five (5) nominees are to be elected by the holders of Class A and Class B common stock voting as a single class, with each share of Class A common stock entitled to one (1) vote per share and each share of Class B common stock entitled to ten (10) votes per share.

No other matters were submitted for stockholder action at the 2014 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: May 22, 2014	By:/s/CHRISTOPHER J. HENDERSON
Christopher J. Henderson
Senior Vice President, General Counsel and Secretary